                                     EXHIBIT 21.1


                             SUBSIDIARIES OF THE COMPANY
                                (AS OF APRIL 19, 1996)


                         MONTEREY PASTA DEVELOPMENT COMPANY,
                               A CALIFORNIA CORPORATION
                             INCORPORATED ON MAY 16, 1994